MINERAL PROPERTY ACQUISITION AGREEMENT

THIS AGREEMENT is made the first day of November 1, 2012

BETWEEN:

James Hason
# 42 - 3800 40th Ave
Vernon, B.C., V1T 6S3

(the "Vendor")

AND:

All American Gold Corp.
2368 Second Avenue, 1st Floor
San Diego, CA 92101
CEO: Gaspar Gonzalez

(the “Purchaser")

WHEREAS:

A.	The Vendor is the beneficial owner of the mineral interests described and illustrated in Schedule "A" attached hereto (the "Property"), located in the Vernon Mining Division of British Columbia;

B.	The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase the Property in accordance with the terms and conditions hereinafter set forth

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the sum of USD$6000 now paid by the Purchaser to the Vendor (the receipt of which is hereby acknowledged), THE PARTIES HERETO AGREE AS FOLLOWS:

1.	Representations And Warranties Of The Vendor

1.1.	The Vendor hereby represents and warrants to the Purchaser as follows:

1.      the Vendor is, and at the time of transfer to the Purchaser will be, the beneficial owner of a 100% undivided interest in and to the Property free and clear of all liens, charges and claims of others, and no taxes or rentals are or will be due in respect of any thereof;

2.      to the best of the Vendor's knowledge, information and belief, the Property, as described in Schedule "A", is owned by the Vendor free and clear of all liens, charges and encumbrances;

3.      there is no adverse claim or challenge to the ownership of or title to the Property nor, to the knowledge of the Vendor, is there any basis therefor, and there are no outstanding agreements or options to acquire or purchase his interest in the Property or any portion thereof, and no person, other than the Vendor pursuant to the provisions hereof, has any royalty or other interest whatsoever in production from the Property;

4.      James Hason is the sole recorded and beneficial owner of the Property;

5.      the mineral claims comprising the Property have been properly staked and recorded and are in good standing in the mining division in which they were recorded; and

6.      niether the Vendor nor, to the best of his knowledge, any predecessor in interest or title of the Vendor to the Property has done anything whereby the Property may be encumbered.

7.      notwithstanding anything herein to the contrary, the Property is being transferred on an “As Is” basis, and in no event shall the Vendor, be responsible or liable to the Purchaser for any reduction, exception, reservation, or modification of whatsoever nature to the Property;

1.2.

The representations and warranties contained in subsection 1.1 are provided for the exclusive benefit of the Purchaser, and a breach of any one or more thereof may be waived by the Purchaser, in whole or in part, at any time without prejudice to its rights in respect of any other breach of the same or any other representation or warranty; and the representations and warranties contained in that subsection shall survive the execution hereof.

2.	Acquisition Of The Property

2.1.

The Vendor, subject to the terms hereof, hereby agrees to option to sell to the Purchaser and to transfer to the Purchaser, a 100% undivided interest in and to the Property free from all liens, mortgages, charges, pledges, encumbrances or other burdens with all rights now or thereafter attached thereto. If the Purchaser should notify the Vendor in writing of any claims or burdens against the Property then, after ascertaining the validity thereof, the Vendor shall, within a reasonable period of time after notification thereof by the Purchaser, attend to the discharge of such claims at the Vendor’s own expense, or will indemnify the Purchaser against the same and will provide such security as may reasonably be requested by the Purchaser to secure such indemnity.

2.2.

The Vendor agrees to grant the option to sell the Property until March 31, 2013. The Purchaser may extend the option until October 30, 2013 by paying an additional sum of USD $2000 on or before March 31, 2013. The Purchaser commits to keeping the claims in good standing with the Vernon Mining Division.

2.1.     By paying the Vendor an additional $200,000 on or before October 30, 2013, the Purchaser agrees to extend the option to purchase 100% of the Vendors interest in the Property upon the following terms:

(a)      Cash Payments and Share Consideration: The Purchaser shall pay to the Vendor the sum of $250,000 or issue to the to the Vendor an equivalent market value in common shares of the Purchaser on or before June 1, 2016.

(b)      Work Commitments: The Purchaser shall incur a minimum of $800,000 in Expenditures on the Property by June 1, 2016 or until the Purchaser exercises the right to acquire the Property as outlined in clause 2.2. All such work shall be filed on the Property. The Purchaser shall spend $100,000 by December 31, 2013, $200,000 by June 1, 2014, and $500,000 by June 1, 2016.

2.4

Upon the completion by the Purchaser of the cash payments, share issuances and work commitments set out in paragraph 2.2 of this Agreement, the Purchaser shall have earned 100% of the Vendor’s entire interest in the Property.

3.	Registration And Transfer Of Property

3.1.

Concurrently with the execution of this Agreement, the Vendor shall deliver to the Purchaser such transfer documents (hereinafter referred to as the "Property Transfer Documents") as the Purchaser or its counsel may reasonably deem necessary to assign, transfer and assure to the Purchaser, good, safe, holding and marketable title to 100% of the Property.

4.	Royalty

4.1

Upon the Commencement of Commercial Production, the Purchaser shall pay the Vendor a royalty (“Royalty”), being equal to 2% of net smelter returns on all mineral production. The Purchaser may purchase the Royalty at any time for $1,000,000.

5.	Transfers

5.1.

The Purchaser may at any time sell, transfer or otherwise dispose of all or any portion of its interest in and to the Property and this Agreement provided that any purchaser, grantee or transferee of any such interest shall have first delivered to the Vendor its agreement related to this Agreement and to the Property, containing a covenant by such transferee to perform the obligations of the Purchaser to be performed under this Agreement, including the payment of the Royalty, in proportion to the interest in the Property acquired by the transferee.

6.	Notice

6.1.

Each notice, demand or other communication required or permitted to be given under this Agreement shall be in writing and shall be delivered or faxed to such party at the address for such party specified above. The date of receipt of such notice, demand or other communication shall be the date of delivery thereof if delivered or, if given by telecopier, shall be deemed conclusively to be the next business day. Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

6.2.	Either party may at any time and from time to time notify the other party in writing of a change of address and the new address to which notice shall be given to it thereafter until further change.

7.	General

7.1.	This Agreement shall supersede and replace any other agreement or arrangement, whether oral or written, heretofore existing between the parties in respect of the subject matter of this Agreement.

7.2.

The parties have not created a partnership and nothing contained in this Agreement shall in any manner whatsoever constitute any party the partner, agent or legal representative of any other party, nor create any fiduciary relationship between them for any purpose whatsoever. No party shall have any authority to act for, or to assume any obligations or responsibility on behalf of, any other party except as may be, from time to time, agreed upon in writing between the parties or as otherwise expressly provided.

7.3.

No consent or waiver expressed or implied by either party in respect of any breach or default by the other in the performance by such other of its obligations hereunder shall be deemed or construed to be a consent to or a waiver of any other breach or default.

7.4.

The parties shall promptly execute or cause to be executed all documents, deeds, conveyances and other instruments of further assurance which may be reasonably necessary or advisable to carry out fully the intent of this Agreement or to record wherever appropriate the respective interests from time to time of the parties in the Property.

7.5.	This Agreement may be subject to the approval of the appropriate regulatory authorities and the parties agree to use such reasonable amendments as may be required by those authorities.

7.6.	This Agreement shall be construed in accordance with the laws in force from time to time in the Province of British Columbia.

7.7.	This Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns.

IN WITNESS WHEREOF the Vendor has hereunto set his hand, and an authorized signatory of the Purchaser has hereunto signed this Agreement, as of the day and year first above written.

/s/ “James Hason”	/s/ “Gaspar R. Gonzalez” (President)

James Hason	All American Gold Corp.

Per: James Hason	Per: Gaspar R. Gonzalez
Authorized Signatory

SCHEDULE "A"

THIS IS SCHEDULE "A" to the Mineral Property Acquisition Agreement made as of the 1st day of November 2012.

"THE PROPERTY"